UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified In Its Charter)

PVG ASSET MANAGEMENT CORPORATION

PATRICK S. ADAMS

JASON KOLBERT

RALF VON ZIEGESAR

RENE MORA

JOHN BORIS

CURTIS HOGUE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PVG Asset Management Corporation (“PVG”), together with the other participants named herein, has filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from stockholders of Anavex Life Sciences Corp. (Nasdaq: AVXL) (the “Company”) for the Company’s 2026 annual meeting of stockholders, including any adjournments, postponements, continuations, reschedulings or any other meeting held in lieu thereof (the “2026 Annual Meeting”).

On September 14, 2026, PVG issued the following press release:

PVG Asset Management Believes ISS Acknowledges Anavex’s Repeated Missteps, Failed Board Oversight, Lack of Director Stock Ownership, and AVXL Stock Price Underperformance

— Yet ISS gives Anavex Board a free pass on years of failed governance and shareholder value destruction by supporting the current board’s nominees —

— It’s too little, too late after a few months of the incumbent board’s half-measures, so stockholders are encouraged to vote the GOLD Universal Proxy Card to elect PVG’s six nominees to help Anavex realize the full potential of its valuable assets while there’s still time —

CENTENNIAL, Colo., Sept. 14, 2026 (GLOBE NEWSWIRE) – PVG Asset Management Corp. (“PVG”), a stockholder of 337,663 shares of Anavex Life Sciences Corp. (NASDAQ: AVXL) (“Anavex” or the “Company”) is troubled that Institutional Shareholder Services (“ISS”) recently supported the current board’s nominees, in a report issued on September 11, 2026, even after the proxy advisory firm acknowledged years of failed governance and shareholder value destruction.

ISS, in its recent Anavex report(1):

●	Stated that, “The board historically failed to exercise effective oversight of management, which led to challenges resulting from an unsuccessful European drug application.”

●	Found that “it appears that the board played a passive role and failed to exercise effective oversight,” during the more-than 12-year tenure of the previous CEO that ended on April 30, 2026.

●	Revealed the stunning news that, “In engagement with ISS, the board further reported that it had minimal meetings with corporate officers beyond the former CEO during his tenure.”

●	Assigned its lowest-possible ISS “QualityScore” of 10 for “Audit & Risk Oversight” at Anavex, as of September 11, 2026.

●	Noted that Anavex’s audit, compensation, and nominating and corporate governance “committees currently have the same person chairing each, a situation that has persisted since 2018. In engagement with ISS, the board stated that in the future, the committees will have different individuals chairing each. Even so, it is difficult to interpret the current arrangement as consistent with the best interests of shareholders, particularly when considered alongside recent developments.” ISS added that “it is unclear why the key committees remain chaired by one individual (particularly because the concentration of power in one individual contributed to recent challenges), and the vote standard in this election can potentially act as an entrenchment mechanism.”

●	Recognized that “Failure to remediate material weakness in a timely manner could indicate a failure of the audit committee to provide sufficient oversight over the financial reporting process at the company.”

●	Noted that only one current director owns stock, totaling just 5,000 shares, stating, “The company does not disclose sufficient stock ownership guidelines or holding period requirements for executives. Such provisions are good governance practices and mitigate compensation-related risk. Adoption of these policies would be beneficial for shareholders.”

●	Illustrated how AVXL’s negative one-, three-, and five-year total shareholder returns have clearly underperformed peers and the Nasdaq Biotech Index, as of July 23 and September 4 of 2026.

●	Found “puzzling elements of the board’s defense, including an allegation that the dissident is attempting to take control of the company ‘without paying [a] premium.’ While the dissident is indeed seeking board control, pointing out the lack of a control premium paid needlessly conflates board and ownership control.”

(1) Permission to use quotations from ISS was neither sought nor obtained.

“We believe time is off the essence to help Anavex realize the full potential of its valuable assets and arrest the staggering shareholder value destruction that has taken place on the current board’s watch,” said Patrick S. Adams, President of PVG Asset Management Corporation. “In addition to governance failures we have previously sounded the alarm on, ISS reveals the Board admits it did not regularly meet with any Anavex officer beyond the former CEO, for more than 12 years apparently, until he was fired about four months ago. The current board’s nominees include incumbents who have had up to nine years to right some of these wrongs, including the current chairperson who has had a full five years as an independent director to exercise effective oversight.

“Yet, ISS gives a free pass to these same directors and their hand-picked nominees for about four months of half-measures, including the appointment of an interim CEO with no executive experience. It’s too little, too late.”

PVG believes Anavex requires a new Board to provide appropriate oversight, as well as an experienced biotechnology CEO capable of restoring credibility with investors, securing the capital necessary to advance key clinical programs, and creating long-term value for all stockholders.

Investor Conference Call

As previously announced, PVG will host an investor conference call to discuss its campaign for change in the Anavex Board of Directors at the upcoming 2026 Annual Meeting of Stockholders.

Date: Wednesday, September 16, 2026

Time: 10:00 a.m. Eastern Time

Webcast/Conference Call: https://edge.media-server.com/mmc/go/pvg2026townhall

Replay Information: https://edge.media-server.com/mmc/go/pvg2026townhall

PVG encourages all stockholders to carefully review its proxy materials and vote the GOLD Universal Proxy Card to elect PVG’s six nominees at the 2026 Annual Meeting

For additional information regarding PVG’s campaign for change at Anavex, please visit: www.AnavexVotePVG.com.

If you have any questions, require assistance in voting your GOLD universal proxy card, or need additional copies of PVG’s proxy materials, please contact:

1055 Washington Boulevard, Suite 520

Stamford, CT 06901

Stockholders may call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

E-mail: proxy@investor-com.com

Participants in the Solicitation

The participants in PVG’s solicitation of proxies are PVG Asset Management Corporation, Patrick S. Adams, Jason Kolbert, Ralf von Ziegesar, Rene Mora, John Boris and Curtis Hogue (collectively, the “Participants”). Information concerning the identity of the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is included in PVG’s Definitive Proxy Statement and related SEC filings.

Forward-Looking Statements

This release and any related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical facts, including statements regarding PVG’s plans, objectives, beliefs, strategies and expectations relating to the 2026 Annual Meeting, the proxy solicitation, the Company, the Company Board of Directors, the PVG nominees, stockholder value and the potential outcome of PVG’s solicitation.

These statements may be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “may,” “will,” “would,” “could,” “should” and similar expressions, or the negative thereof. Actual results may differ materially from those projected or contemplated by these forward-looking statements due to various risks and uncertainties, including those described in applicable filings made by the Company and PVG with the SEC.

Stockholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. PVG and the Participants do not undertake any obligation to update or revise any forward-looking statements, except as required by applicable law.

Important Additional Information and Where to Find It

PVG, together with the other Participants, has filed a definitive proxy statement on Schedule 14A and accompanying GOLD Universal Proxy Card with the SEC in connection with the solicitation of proxies from stockholders of the Company relating to the 2026 Annual Meeting.

STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD UNIVERSAL PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS FILED BY PVG WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Definitive Proxy Statement, GOLD Universal Proxy Card and other relevant materials filed by PVG with the SEC are available at no charge at the SEC’s website at https://www.sec.gov/.

Contact:

Patrick S. Adams

PVG Asset Management Corporation

Padams@pvgasset.com